UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2019

ZIMMER BIOMET HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16407	13-4151777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 East Main Street

Warsaw, Indiana 46580

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (574) 267-6131

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ZBH	New York Stock Exchange
1.414% Notes due 2022	ZBH 22A	New York Stock Exchange
2.425% Notes due 2026	ZBH 26	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (e) – On June 19, 2019, Zimmer Biomet Holdings, Inc. (“Zimmer Biomet” or the “Company”) announced that Daniel P. Florin will be retiring as Executive Vice President and Chief Financial Officer of the Company and Suketu Upadhyay has been appointed to succeed Mr. Florin effective July 1, 2019. Mr. Florin will continue with Zimmer Biomet in an advisory capacity for a transition period. A copy of the related press release is furnished with this report as Exhibit 99.1.

Mr. Upadhyay, age 50, joins Zimmer Biomet from Bristol-Myers Squibb Company, where he has served as Senior Vice President, Global Financial Operations since November 2016. Before joining Bristol-Myers Squibb, he served as Executive Vice President, Chief Financial Officer of Endo International plc from September 2013 to November 2016. Prior to that, Mr. Upadhyay held leadership positions at Becton, Dickinson & Company as Controller and Chief Accounting Officer and as Interim Chief Financial Officer. He also held leadership roles with Johnson & Johnson and AstraZeneca. Mr. Upadhyay began his career with KPMG and has held the designations of Certified Public Accountant and Certified Management Accountant.

Mr. Florin currently serves as the Company’s principal accounting officer and will also retire from that role effective July 1, 2019. As a result, beginning effective July 1, 2019, Mr. Upadhyay will serve as Zimmer Biomet’s principal financial officer and, for a period of time until the Company concludes its previously announced search for a new principal accounting officer, Mr. Upadhyay will also serve as the Company’s principal accounting officer.

There are no arrangements or understandings between Mr. Upadhyay and any other persons pursuant to which he was selected as an officer of the Company. He has no family relationships with any of the Company’s directors or executive officers, and he is not a party to, and he does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Upadhyay’s employment with Zimmer Biomet will be on an at-will basis. In connection with his appointment, Mr. Upadhyay accepted a written offer letter from the Company that provides for the following compensation:

•	an initial annualized base salary of $675,000;

•

eligibility for an annual incentive payout under the Company’s Executive Performance Incentive Plan for 2019 based on a target bonus opportunity of 90% of base salary (to be prorated for a partial year of service in 2019), subject to the attainment of pre-established performance goals;

•

eligibility for a long-term incentive plan award in 2020 under the Company’s 2009 Stock Incentive Plan (the “2009 Plan”) with a grant date fair value of approximately $2,400,000; Zimmer Biomet’s long-term incentive plan awards currently provide for grants of stock options and performance-based restricted stock units;

•

a make-whole, sign-on bonus of $1,358,000 intended to replace the following estimated amounts that Mr. Upadhyay will forfeit or be required to repay upon leaving his current employer to join Zimmer Biomet: (i) $260,000 forfeiture of prorated annual bonus for the current year, (ii) $917,000 repayment obligation related to a sign-on bonus he received from his current employer, and (iii) $181,000 forfeiture of employer retirement plan contributions; Mr. Upadhyay must repay to Zimmer Biomet the entire gross amount of this make-whole, sign-on bonus if he voluntarily leaves employment or if his employment is terminated for cause within two years of the date the bonus is paid to him;

•

a make-whole, sign-on equity award under the 2009 Plan with a grant date fair value of approximately $3,376,000 intended to replace the value of equity awards that Mr. Upadhyay will forfeit upon leaving his current employer to join Zimmer Biomet; this award will be in the form of 50% stock options and 50% restricted stock units and will vest 25% per year over four years, subject to continued employment on the applicable vesting date, beginning on the first anniversary of the grant date, which will be Mr. Upadhyay’s first day of employment with Zimmer Biomet;

•

an inducement, sign-on equity award under the 2009 Plan with a grant date fair value of approximately $500,000 in the form of performance-based restricted stock units, with performance to be measured based on the Company’s total shareholder return relative to the S&P 500 Healthcare Index constituents over a three-year performance period beginning on the grant date of the award, which will be Mr. Upadhyay’s first day of employment with Zimmer Biomet;

•

a one-time commuting allowance of $252,000; Mr. Upadhyay will be responsible for all expenses associated with commuting from his home to the Company’s Connecticut office and will be required to repay to Zimmer Biomet the entire gross amount of this allowance if he voluntarily leaves employment or if his employment is terminated for cause within two years of the date the allowance is paid to him;

•

severance benefits upon a change in control of the Company and an involuntary termination of Mr. Upadhyay’s employment without cause or a termination by him with good reason pursuant to a change in control severance agreement to be entered into between Mr. Upadhyay and the Company in the form filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K filed February 26, 2019, which is incorporated herein by reference as Exhibit 10.2; a summary of the agreement is included in the Company’s Proxy Statement filed March 27, 2019 under “Executive Compensation – Potential Payments upon Termination of Employment – Change in Control Arrangements”;

•

severance benefits in the event of involuntary termination without cause as a participant under the Restated Zimmer Biomet Holdings, Inc. Executive Severance Plan, which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed August 6, 2018 and is incorporated herein by reference as Exhibit 10.3; a summary of the plan is included in the Company’s Proxy Statement filed March 27, 2019 under “Executive Compensation – Potential Payments upon Termination of Employment –Executive Severance Plan”; and

•	relocation assistance and certain other benefits described in the offer letter.

The foregoing summary of the offer letter is qualified in its entirety by reference to the full text of the offer letter, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference. Mr. Upadhyay also executed a Confidentiality, Non-Competition and Non-Solicitation Agreement as a condition of and in consideration for employment with Zimmer Biomet, the form of which was filed as Exhibit 10.12 to the Company’s Annual Report on Form 10-K filed February 26, 2019 and is incorporated herein by reference as Exhibit 10.4; a summary of the agreement is included in the Company’s Proxy Statement filed March 27, 2019 under “Executive Compensation – Potential Payments upon Termination of Employment – Non-Compete Arrangements”.

Item 7.01.	Regulation FD Disclosure.

The Company issued a press release on June 19, 2019 announcing the leadership transition described in Item 5.02 above, which is furnished as Exhibit 99.1 to this report.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such disclosure in this Form 8-K in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Offer letter between Zimmer Biomet Holdings, Inc. and Suketu Upadhyay dated June 13, 2019

10.2	Form of Change in Control Severance Agreement with Suketu Upadhyay (incorporated by reference to Exhibit 10.11 to the Company’s Annual Report on Form 10-K filed February 26, 2019)

10.3	Restated Zimmer Biomet Holdings, Inc. Executive Severance Plan (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed August 6, 2018)

10.4	Form of Confidentiality, Non-Competition and Non-Solicitation Agreement with Suketu Upadhyay (incorporated by reference to Exhibit 10.12 to the Company’s Annual Report on Form 10-K filed February 26, 2019)

99.1	Press Release issued by Zimmer Biomet Holdings, Inc. dated June 19, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2019

ZIMMER BIOMET HOLDINGS, INC.

By:	/s/ Chad F. Phipps
Name:	Chad F. Phipps
Title:	Senior Vice President, General Counsel and Secretary